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                                                                      EXHIBIT 22

                                BIRD CORPORATION

Significant Subsidiaries:

All subsidiaries are majority owned and are included in the Consolidated Financial Statements.

                                                     STATE IN WHICH
                                                INCORPORATED OR ORGANIZED
                                                -------------------------
Bird Incorporated                                     Massachusetts